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                                                                 EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THE PROSPECTUS CONSTITUTING PART OF THIS REGISTRATION STATEMENT ON FORM S-8 OF OUR REPORT DATED AUGUST 11, 1993 WHICH APPEARS ON PAGE 26 OF THE 1993 ANNUAL REPORT TO SHAREHOLDERS OF BELL INDUSTRIES, INC. WHICH IS INCORPORATED BY REFERENCE IN THE ANNUAL REPORT ON FORM 10-K OF BELL INDUSTRIES, INC. FOR THE YEAR ENDED JUNE 30, 1993. WE ALSO CONSENT TO THE INCORPORATION BY REFERENCE OF OUR REPORT ON THE FINANCIAL STATEMENT SCHEDULE, WHICH APPEARS ON ON FORM 10-K.

PRICE WATERHOUSE
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PRICE WATERHOUSE


LOS ANGELES, CALIFORNIA
DECEMBER 15, 1993